Exhibit 31.2

CERTIFICATIONS

I, Craig F. Fortin, the Senior Vice President and Chief Financial Officer of NB&T Financial Group, Inc., certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of NB&T Financial Group, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 10, 2012	/s/ Craig F. Fortin
Craig F. Fortin